EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 14, 2014, is by and between Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), and Randy Herman, in the capacity of the representative (the “Representative”) of the former stockholders, warrant holders and option holders of HealthPocket, Inc., a Delaware corporation (“HealthPocket”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”) by and among the Company, HealthPocket, the Representative and the other parties thereto.

RECITALS

A. The Company, HealthPocket and the Representative are parties to the Merger Agreement, pursuant to which an indirect subsidiary of the Company merged with HealthPocket in exchange for a combination of cash and up to $10,000,000 of newly issued shares of the Company’s Class A common stock, $0.001 par value (“Common Stock”), as provided for therein.

B Pursuant to the terms of the Merger Agreement, the Representative was appointed as the representative and as the attorney-in-fact and agent for and on behalf of each stockholders, warrant holders and option holders of HealthPocket.

C. Pursuant to the terms of the Merger Agreement, the Company has agreed to provide each stockholder, warrant holder and option holder of HealthPocket that received Closing Consideration Shares as Closing Consideration (hereinafter referred to individually as a “Holder and collectively as the “Holders”) with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and Representative, on behalf of each of the Holders, hereby agree as follows:

1.	Definitions.

(a) “Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

(b) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) “Closing Date” shall mean the date of this Agreement.

(d) “Filing Date” means the date that the Registration Statement is initially filed with the SEC.

(e) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(f) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(g) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(h) “Registrable Securities” means all of Common Stock issued as Closing Consideration Shares in connection with the Closing of the transactions contemplated by the Merger Agreement; provided, however, that and/or all of such securities shall cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 or otherwise or at such time as they are eligible to be sold pursuant to Rule 144 without restriction (including, without limitation, volume restrictions and the need for current public information), pursuant to a written opinion letter to such effect from the Company’s legal counsel, addressed, delivered and acceptable to the Transfer Agent. Any Closing Consideration Shares that would not constitute Registrable Securities as of the day after the Filing Deadline will be not Registrable Securities hereunder even if the Registration Statement is filed before the Filing Deadline.

(i) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Holder of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time (including pursuant to Rule 462(b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein.

(j) “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration.

(k) “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a delayed or continuous basis.

(l) “SEC” means the U.S. Securities and Exchange Commission or any successor entity.

(m) “Securities Act” means the Securities Act of 1933, as amended.

(n) “Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex A hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

(o) “Transfer Agent” means American Stock Transfer & Trust Company, LLC.

2.	Registration.

(a) The Company shall file a Registration Statement on Form S-3 and the prospectus forming part of the Registration Statement in compliance with Rule 415 under the Securities Act on or before the date that is the sixth (6) month anniversary of the Closing Date (the “Filing Deadline”) covering the resale on a continuous basis of the Registrable Securities. In connection with the filing of the Registration Statement, the Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the filing of the Registration Statement and to remain effective as provided below. Notwithstanding anything in this Agreement to the contrary, (i) the Company shall not be obligated to file a Registration Statement if, at the time it is required to be filed, all Registrable Securities may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and (ii) the shares of Common Stock shall cease to be Registrable Securities hereunder (and shall not be required to be included in the Registration Statement) if they may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, pursuant to a written opinion letter to that effect from the Company’s legal counsel.

(b) The Company shall use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earliest of (i) the fourth (4th) anniversary of the Closing Date, (ii) such time that all Registrable Securities covered by the Registration Statement have been sold thereunder or pursuant to Rule 144, or (iii) such time that all Registrable Securities covered by such Registration Statement may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, pursuant to a written opinion letter to that effect from the Company’s legal counsel.

(c) The Company shall furnish to each Holder of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, and prospectus included therein, all exhibits and other documents filed therewith and such other documents as such Holder of Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder of Registrable Securities.

(d) As a condition precedent to registering Registrable Securities, the Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Person that are necessary to satisfy the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request. Each such Holder of Registrable

Securities shall promptly notify the Company in writing of any changes in the information set forth in the Registration Statement after it is prepared regarding the Holder of Registrable Securities.

(e) The Company may, by two (2) days prior written notice to all the Holders of Registrable Securities (each, a “Blackout Notice”), (i) delay the filing of the Registration Statement or a request for acceleration of the effective date or (ii) suspend the Registration Statement after effectiveness and require that the Holders of Registrable Securities immediately cease sales of shares pursuant to the Registration Statement, in the event that (A) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require at that time disclosure of such activity, transaction, preparations or negotiations and such disclosure could result in material harm to the Company or (B) any other event occurs that makes any statement of a material fact made in the Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading. If the Company suspends the Registration Statement and requires the Holders of Registrable Securities to cease sales of shares pursuant to this section, the Company shall, promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Registration Statement and give written notice to all Holders of Registrable Securities authorizing them to resume sales pursuant to the Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Holders of Registrable Securities given pursuant to this section, and the Holders of Registrable Securities shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus. The Company need not specify the nature of the event giving rise to any delay or suspension in any notice to Holders of Registrable Securities and such Holders of Registrable Securities agree to treat and keep the existence of such delay or suspension, as the case may be, confidential. The Company shall be entitled to exercise its right under this Section 2(e) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed sixty (60) calendar days (which need not be consecutive days) in any twelve (12) month period.

(f) The Company shall pay all fees and expenses in connection with compliance with its obligations under this Section 2, including all fees and expenses in connection with the filing of the Registration Statement, the registering of the Registrable Shares, fees and expenses of compliance with securities or “blue sky” laws, transfer agent fees, the maintenance of the effectiveness of the Registration Statement, including all registration, filing, qualification, printing, accounting and other fees and expenses except that the Company shall not be responsible for the fees of the representatives of and counsel to, the Holders, including those with respect to any review and preparation of the Registration Statement.

3.	Obligations of the Holders.

(a) At least fifteen Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify each of the Holders of the information the Company requires from such Holder with respect to such Registration Statement, if any, other than the information contained in the Selling Stockholder Questionnaire. Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire not more than thirty Business Days following the date of this Agreement. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 3(a) will be used by the Company in the preparation of the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, and hereby expressly consents to the inclusion of such information in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus.

(b) Each of the Holders shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holders’ Registrable Securities from such Registration Statement.

(c) Each of the Holders covenants and agrees that it will comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Each of the Holders covenants and agrees that nothing in this Agreement shall affect the provisions of the Lock-Up Agreements, and nothing set forth in this Agreement shall be construed to permit a Holder to sell, transfer, or dispose of any Registrable Securities is such sale, transfer, or disposition would be in violation of such Holder’s Lock-Up Agreement.

4.	Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (B) in the case of an occurrence of an event of the type specified in Section 2(e)(B), related to the use by a Holder of a defective Prospectus after the Company has notified such Holder in writing that the Prospectus is defective and prior to the correction of such defect or (C) to the extent that any such Losses arise out of the Holder’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein or (ii) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 2(e)(B) to the extent related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the correction of such defect. In no event shall settlement of any such liability include any non-monetary limitation on the actions of any Indemnified Person or any of its Affiliates or any admission of fault or liability on behalf of any such Indemnified Person.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 4) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d) Contribution. If a claim for indemnification under Section 4(a) or 4(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Merger Agreement.

5.	Miscellaneous.

(a) Assignment of Registration Rights. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Representative. Each Holder may assign its respective rights with respect to any or all of its Registrable Securities in connection with an assignment of such securities; provided in each case that (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

(b) Amendment and Waiver. No provision of this Agreement may be (i) amended other than by a written instrument signed by the Company and the Representative or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(c) Determination of Holder. Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(d) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Merger Agreement.

(e) Third Party Beneficiaries. Subject to compliance with the terms of this Agreement, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective permitted successors and assigns.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(g) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. If any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction).

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA (LOCATED IN THE STATE OF DELAWARE) OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES

THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[signature pages follow]

IN WITNESS WHEREOF, each of the Representative and the Company have caused this signature page to the Agreement to be duly executed as of the date first written above.

COMPANY:

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Chairman, President and Chief Executive Officer

REPRESENTATIVE:

/s/ Randy Herman RANDY HERMAN, Representative

(Signature Page to Registration Rights Agreement)

ANNEX A

SELLING STOCKHOLDER QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:

3. Beneficial Ownership of Registrable Securities Issuable Pursuant to the Merger Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Merger Agreement:

(b)	Number of shares of Common Stock to be registered for resale:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐            No   ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐            No   ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes  ☐            No   ☐

Note:	If yes, provide a narrative explanation below:

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐            No   ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

–

–

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:

Title: